SCHEDULE II

			           INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-NASHUA CORPORATION

           GAMCO INVESTORS, INC.
                      12/01/04           50,000            10.4000
                      11/30/04           21,000            10.4356
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                      12/01/04           59,000            10.4000
                      11/29/04            4,000            10.3375

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.